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Exhibit 3.109

IRIS ACQUISITION SUB LLC

ARTICLES OF ORGANIZATION

        The undersigned, being authorized to execute and file these Articles, hereby certifies that:

        FIRST:    The name of the limited liability company (hereinafter referred to as the "Company") is "IRIS Acquisition Sub LLC".

        SECOND:    The purposes for which the Company is formed are to engage in any lawful business, except the business of acting as an insurer.

        THIRD:    The address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporated Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202.

        FOURTH:    The name and address of the resident agent of the Corporation are CSC-Lawyers Incorporated Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202.

        FIFTH:    No member is an agent of the Company solely by virtue of being a member, and no member has authority to act for the Company solely by virtue of being a member.

        IN WITNESS WHEREOF, I have signed these Articles of Organization and acknowledged them to be my act on the 12th day of May, 2011.

/s/ Sharon A. Kroupa Sharon A. Kroupa Authorized Person

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  Exhibit 3.109
IRIS ACQUISITION SUB LLC ARTICLES OF ORGANIZATION